EXHIBIT 99.1

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Note: American Express will hold an investor conference call on Monday, April
2, 2001 at 9:00 a.m. (Eastern Time). Live audio of the conference call will be accessible to the public and the media on the American Express Web site at http://ir.americanexpress.com. A replay of the conference call will be available at the same Web site address.
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                                             Contacts:  Mike O'Neill
                                                        212/640-5951
                                                        mike.o'neill@aexp.com

                                                        Molly Faust
                                                        212/640-7453
                                                        molly.faust@aexp.com



               AMERICAN EXPRESS FIRST QUARTER EARNINGS TO DECLINE
                FROM YEAR AGO, REFLECTING WRITE-DOWN AND SALE OF
                             HIGH-YIELD SECURITIES

                 Travel Related Services to Post Solid Earnings

           Twelve Percent Earnings Per Share Growth in 2001 Unlikely
                   Due to Weakened Economy and Equity Markets

NEW YORK, APRIL 2, 2001 - American Express Company said today that it expects first quarter earnings per share to be approximately 18 percent below the $0.48 that it earned in the same period a year ago. The decline is expected to reflect pre-tax losses of about $185 million from the write-down and sale of certain high-yield securities held in the investment portfolio of its subsidiary, American Express Financial Advisors (AEFA). These write-downs will be up sharply from $18 million (pre-tax) in the first quarter of last year.

     The high-yield portfolio deteriorated in the latter part of 2000 and write-downs in the fourth quarter of last year totaled $49 million (pre-tax). Earlier this year, American Express indicated that a persistent weakness in the high-yield market would have a negative impact on earnings, particularly in the early part of 2001

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     The high-yield losses announced today reflect the continued deterioration of the high-yield portfolio and losses associated with selling certain bonds. The recognition of these losses followed the quarterly analysis of the portfolio, which reviews items such as: recent defaults on interest payments, financial data from issuers, assessments of anticipated future cash flows and the overall trends in the high-yield sector. Approximately $34 million of the high-yield losses relate to the early implementation of a new FASB accounting rule involving certain structured investments.

     AEFA's high-yield investments are expected to be approximately $3.5 billion at quarter end, or about 11 percent of its total portfolio. Total losses on these investments for the remainder of 2001 are expected to be substantially lower than in the first quarter.

     Excluding losses in the high-yield sector, American Express said that first quarter earnings per share are expected to be at approximately the same level as a year ago.

Travel Related Services
-----------------------

     First quarter earnings at the company's Travel Related Services (TRS) unit are expected to increase 13 to 15 percent. That performance reflects a slowdown in worldwide billed business growth, particularly in the latter part of the quarter as the economy and spending by corporations weakened globally. Worldwide billed business is expected to increase 8 to 10 percent from last year's first quarter. Worldwide lending balances are expected to increase more than 20 percent, reflecting in part recent acquisitions. The first quarter of 2000 represented the highest volume growth of any recent period -- as worldwide billed business grew 20 percent and lending balances increased 44 percent.

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American Express Financial Advisors
-----------------------------------

     The first quarter 2001 earnings increase at TRS will be offset, however, by lower earnings at AEFA, where results are expected to be down approximately 80 percent. That decline reflects the high-yield losses mentioned above, as well as the continuing impact of weak equity markets. Sales of investment products weakened and management fee revenues are expected to decline from year ago levels. AEFA also continues to be impacted by narrower investment spreads, reflecting the lagging benefit of lower interest rates, and higher compensation levels for advisors as part of the new platform strategy.

     In addition, first quarter AEFA expenses are expected to increase by approximately $67 million (pre-tax) reflecting an adjustment to the amortization of Deferred Acquisition Costs (DACs)* for variable insurance and annuity products. This adjustment recognizes the negative impact of weak equity markets.

     Financial planning volumes for the first quarter are expected to be up strongly from year ago levels as more clients worked with financial advisors to establish or modify their longer-term investment strategies. Mutual fund asset flows for the quarter continued to be positive.

     Excluding losses in the high-yield sector, first quarter earnings at AEFA are expected to be down approximately 30 percent from year ago levels.

American Express' Full Year Estimate
------------------------------------

     Earlier this year, American Express said that it expected full year 2001 earnings per share growth to be at the low end of its 12 to 15 percent target range. It also said that quarterly earning results during 2001 would be uneven from quarter to quarter and that the pressure on earnings would be most pronounced during the first half of 2001, especially at AEFA.

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     That outlook was largely based on the expectation that equity markets and the economy would strengthen in the latter part of the year. That outlook was also based in part on reengineering plans designed to generate at least $500 million of expense savings, mostly in the second half of this year.

     These reengineering plans are on track to generate the expected savings. However, since the initial 2001 earnings forecast was issued, the economy has deteriorated. In addition, U.S. equity markets, as measured by the S&P 500, have declined 12 percent and the recent market volatility has made projections very difficult. Moreover, there have been few signs of a pickup in economic activity or spending by corporate customers. As a result, American Express said that earnings growth for the full year is likely to be lower than its initial forecast unless the economy and the markets strengthen substantially during the remainder of 2001.

     Final results for the first quarter are expected to be announced on Monday, April 23, 2001.

     American Express Company (http://www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

     *DACs are the costs of acquiring new business, which are deferred and amortized according to a schedule that reflects a number of factors, the most significant of which are the anticipated profits and persistency of the product. The amortization schedule must be adjusted periodically to reflect changes in those factors.

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     The statements in this press release relating to the company's expected first quarter and yearly financial performance in 2001 are forward-looking statements, which are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

     Adjustments arising in the normal course of completing the Company's first quarter financial closing process; fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management and distribution fees received based on those assets; potential deterioration in the high-yield sector, which could result in further losses in AEFA's investment portfolio; developments relating to AEFA's new platform structure for financial advisors, including the ability to increase advisor productivity, moderate the growth of new advisors and create efficiencies in the infrastructure; AEFA's ability to effectively manage the economics in selling a growing volume of non-proprietary products to clients; investment performance in AEFA's mutual fund business; the success and financial impact of reengineering initiatives being implemented at the Company, including cost management, structural and strategic measures such as vendor and process consolidation, outsourcing and using lower cost internal distribution channels; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer term investment spending; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the global network services business; successfully expanding the Company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the U.S. and abroad; effectively leveraging the Company's assets, such as its brand, customers and international presence, in the Internet environment; investing in and competing at the leading edge of technology across all businesses; increasing competition in all of the Company's major businesses; fluctuations in interest rates, which impacts the Company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and returns on the Company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect commercial lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions; and outcomes in litigation. A further description of these and other risks and uncertainties can be found in the Company's 10-K Annual Report for the fiscal year ending December 31, 2000 and other reports filed with the SEC.

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